UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-1807304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $1 per share	UCBI	Nasdaq Global Select Market
Depositary shares, each representing 1/1,000th interest in a share of Series I Non-Cumulative Preferred Stock	UCBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 5, 2020 United Community Banks, Inc. (the “Company”) issued a press release announcing that its Board of Directors approved a stock repurchase program, authorizing the repurchase of up to $50.0 million of its outstanding common stock from time to time on the open market or in privately negotiated transactions.

The stock repurchase program may be modified, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock. The actual number and value of the shares to be purchased will depend on the performance of the Company’s stock price and other market conditions.

A copy of the Company’s press release announcing these matters is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	The following exhibit index lists the exhibits that are either filed or furnished with the Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

99.1	United Community Banks, Inc. Press Release, dated November 5, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Jefferson L. Harralson
Jefferson L. Harralson
Executive Vice President and
Chief Financial Officer

Date: November 5, 2020